TearLab Corporation Reports Third Quarter 2018 Financial Results

ESCONDIDO, Nov 7, 2018 — TearLab Corporation (OTCQB: TEAR) (“TearLab” or the “Company”) today reported its consolidated financial results for the third quarter ended September 30, 2018. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Second Quarter and Recent Highlights

-	Third quarter revenue of $6.2 million
-	Income from operations of $1.0 million, compared to operating loss of $2.7 million in third quarter 2017
-	Expanded the U.S. active device base to 4,822 TearLab Osmolarity Systems
-	Cash position of $8.2 million as of September 30, 2018

For the three months ended September 30, 2018, TearLab’s net revenues were $6.2 million, compared with $6.5 million for the same period in 2017. A net total of 139 TearLab Osmolarity® Systems were added in the third quarter of 2018, of which 37 were under the Company’s Flex program and 29 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the third quarter ended September 30, 2018:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	1,092	926	$2,320	$2,736
Masters	1,726	210	$2,926	$24,051
Flex	2,004	694	$7,076	$20,433
Total	4,822	1,830

The Company’s reported net loss for the third quarter was approximately ($0.2) million, or ($0.02) basic loss per share. This compares to a reported net loss of approximately ($3.8) million, or ($0.67) basic loss per share in the third quarter of 2017.

“We were pleased to report our second consecutive quarter of operational profitability and another quarter of significantly improved net loss, which we believe speaks to the stability of our current business. Importantly, we generated approximately $1.9 million in cash from operations during the third quarter, increasing our cash position to $8.2 million as of September 30, and providing operational flexibility as we continue working to secure FDA clearance of our next-generation TearLab Discovery™ System.,” said Seph Jensen, TearLab’s Chief Executive Officer.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the OTCQB Market under the symbol ‘TEAR’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, the ability to achieve FDA clearance and the potential success in developing and commercializing the TearLab Discovery™ System and the TearLab Osmolarity System, the success in Brazil of commercializing the TearLab Osmolarity System, the future success of our new commercial model including the ability to lower costs, maintain our current customers and revenue levels and provide the needed resources to complete the development and generate meaningful clinical data of the TearLab Discovery™ System, the ability for the capital we raised to allow us to meet our business objectives and comply with our debt covenants and the ability to raise any future capital that may be needed to achieve our goals and objectives. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 5, 2018, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which was filed with SEC on May 11, 2018, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, which was filed with the SEC on August 10, 2018 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 which we expect to file with the SEC on or about November 8, 2018. We do not undertake to update any forward-looking statements except as required by law.

CONTACT: Investor Contact:

The Ruth Group

Lee Roth

Tel: 646-536-7012

lroth@theruthgroup.com

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	September 30,
	2018	2017
Revenue
Product sales	$5,424	$5,733
Reader equipment rentals	728	790
Total revenue	6,152	6,523
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,161	3,028
Cost of goods sold - reader equipment depreciation	222	415
Gross profit	3,769	3,080
Operating expenses
Sales and marketing	759	2,659
Clinical, regulatory and research & development	728	898
General and administrative	1,284	2,260
Total operating expenses	2,771	5,817
Gain (loss) from operations	998	(2,737)
Other income (expense)	(1,193)	(1,084)
Net loss and comprehensive loss	$(195)	$(3,821)
Weighted average shares outstanding - basic and dilutive	11,005,789	5,742,234
Net loss per share – basic and dilutive	$(0.02)	$(0.67)

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Nine months
	September 30,
	2018	2017
Revenue
Product sales	$16,878	$17,949
Reader equipment rentals	2,133	2,289
Total revenue	19,011	20,238
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	6,351	8,252
Cost of goods sold - reader equipment depreciation	775	1,328
Gross profit	11,885	10,658
Operating expenses
Sales and marketing	2,738	9,294
Clinical, regulatory and research & development	2,766	3,572
General and administrative	4,668	6,755
Total operating expenses	10,172	19,621
Gain (loss) from operations	1,713	(8,963)
Other income (expense)	(3,452)	(3,172)
Net loss and comprehensive loss	$(1,739)	$(12,135)
Weighted average shares outstanding - basic and dilutive	10,385,828	5,615,903
Net loss per share – basic and dilutive	$(0.17)	$(2.16)

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

(Unaudited)

	September 30,	December 31,
	2018	2017
ASSETS
Current assets
Cash	$8,240	$7,272
Accounts receivable, net	1,319	1,536
Inventory	1,752	1,998
Prepaid expenses and other current assets	398	690
Total current assets	11,709	11,496

Fixed assets, net	1,894	2,739
Intangible assets, net	3	10
Other non-current assets	150	100
Total assets	$13,756	$14,345

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,053	$1,720
Accrued liabilities	2,129	2,859
Deferred Rent	17	42
Current portion of long-term debt	11,221	-
Total current liabilities	14,420	4,621

Long-term debt, net of current portion	19,526	28,290

Total liabilities	33,946	32,911

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 556 and 2,012 and issued and outstanding at September 30, 2018 and December 31, 2017, respectively	-	-
Common stock, $0.001 par value, 40,000,000 authorized, 11,296,998 and 7,986,998 issued and outstanding at September 30, 2018 and December 31, 2018, respectively	11	8
Additional paid-in capital	510,346	510,235
Accumulated deficit	(530,547)	(528,809)
Total stockholders’ equity (deficit)	(20,190)	(18,566)
Total liabilities and stockholders’ equity	$13,756	$14,345